                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    FILED BY THE REGISTRANT /X/
    FILED BY A PARTY OTHER THAN THE REGISTRANT / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                           LEUKOSITE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                LEUKOSITE, INC.,
                                215 FIRST STREET
                              CAMBRIDGE, MA 02142
                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF LEUKOSITE, INC.:

    NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of LeukoSite, Inc. (the "Company") will be held at the Company's corporate offices, 215 First Street, Cambridge, MA 02142, on Tuesday, May 25, 1999, at 9:00 A.M., local time, for the following purposes:

    1. To elect eight directors of the Company to hold office for a one year term;

    2. To consider and vote upon a proposal to ratify the adoption and approval by the Board of Directors of an amendment to the Company's Amended and Restated 1993 Stock Option Plan (the "1993 Plan") to provide for an increase in the number of shares of Common Stock authorized for issuance under the 1993 Plan from 2,125,000 to 2,575,000;

    3. To consider and vote upon a proposal to approve (i) the conversion into Common Stock of all outstanding shares of the Company's Series A Convertible Preferred Stock issued to the former stockholders of CytoMed, Inc. in connection with the Company's recent acquisition (by merger) of CytoMed, Inc., and (ii) the issuance of additional shares of Common Stock to the former stockholders of CytoMed, Inc., as additional consideration for the CytoMed acquisition, if and when the Company receives certain cash payments or certain drug development milestones are achieved with respect to certain CytoMed product candidates; and

    4. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

    The Board of Directors has fixed March 26, 1999, as the record date for the determination of stockholders entitled to notice of, and to vote at, the 1999 Annual Meeting of Stockholders. Accordingly, only stockholders of record at the close of business on March 26, 1999 will be entitled to notice of, and to vote at, such meeting or any adjournments thereof.

                                        By order of the Board of Directors
                                        JUSTIN P. MORREALE
                                        SECRETARY

April   , 1999

NOTE: THE BOARD OF DIRECTORS SOLICITS THE EXECUTION AND PROMPT RETURN OF THE
      ACCOMPANYING PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ACCOMPANYING PROXY AND PROMPTLY RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

                                LEUKOSITE, INC.
                                215 FIRST STREET
                              CAMBRIDGE, MA 02142
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                              GENERAL INFORMATION

PROXY SOLICITATION

    This Proxy Statement is furnished to the holders of the common stock, $.01 par value per share ("Common Stock"), of LeukoSite, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 25, 1999 (the "Meeting"), or at any adjournment or postponement thereof, pursuant to the accompanying Notice of 1999 Annual Meeting of Stockholders. The purposes of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of 1999 Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the Meeting.

    This Proxy Statement and proxies for use at the Meeting will be mailed to stockholders on or about April 19, 1999 and such proxies will be solicited chiefly by mail, but additional solicitations may be made by telephone or telegram by the officers or regular employees of the Company. The Company may enlist the assistance of brokerage houses in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company.

REVOCABILITY AND VOTING OF PROXY

    A form of proxy for use at the Meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby to approve Proposals No. 1, 2 and 3 as set forth in the accompanying Notice of 1999 Annual Meeting of Stockholders and in accordance with their best judgment on any other matters that may properly come before the Meeting.

RECORD DATE AND VOTING RIGHTS

    Only stockholders of record at the close of business on March 26, 1999 are entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. The Company had outstanding on March 26, 1999, 11,956,927 shares of Common Stock, each of which is entitled to one vote upon the matters to be presented at the Meeting, and 935,625 shares of Series A Convertible Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"), which are not entitled to vote on the matters to be presented at the Meeting. The presence, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on one or more proposals because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions are included in the number of shares present or represented and voting on each matter. Accordingly, an abstention will have the same effect as a vote against the matter. Broker "non-votes" are not so included and, accordingly, have no effect on the voting of such matter.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of Common Stock as of February 26, 1999, or such other applicable date set forth below, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock,
(ii) each director or nominee for director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below, and (iv) all directors and executive officers as a group. As of February 26, 1999, 11,931,795 shares of Common Stock were outstanding.

                                                                                        ADDITIONAL
                                                     AMOUNT AND                         SHARES OF
                                                     NATURE OF                         COMMON STOCK
                                                     BENEFICIAL      PERCENTAGE OF       ASSUMING         ADJUSTED
                                                    OWNERSHIP OF      OUTSTANDING     CONVERSION OF     PERCENTAGE OF
NAME AND ADDRESS                                    COMMON STOCK   SHARES OF COMMON      SERIES A     SHARES OF COMMON
OF BENEFICIAL OWNER                                     (1)         STOCK OWNED (1)   PREFERRED (2)    STOCK OWNED (2)
-------------------------------------------------  --------------  -----------------  --------------  -----------------
Entities Affiliated with HealthCare Ventures
LLC(3)...........................................      2,485,593            20.8%           65,121             19.8%
  44 Nassau Street
  Princeton, New Jersey 08542
Timothy Springer(4)..............................        778,533             6.5%               --              6.1%
  Center for Blood Research
  200 Longwood Avenue
  Boston, Massachusetts 02115
Entities Affiliated with Schroders PLC(5)........        692,780             5.8%          147,367              6.5%
  120 Cheapside
  London EC2V UDS
  England
Warner-Lambert Company...........................        618,466             5.2%               --              4.8%
  201 Tabor Road
  Morris Plains, New Jersey 07950
Roche Finance Ltd. ..............................        610,301             5.1%               --              4.7%
  c/o Hoffmann-La Roche, Ltd.
  124 Grensacherstrasse
  CH-4002 Basel
  Switzerland
James H. Cavanaugh (6)...........................      2,485,593            20.8%               --             19.8%
Martin Peretz, Ph.D. (7).........................        211,293             1.8%               --                *
Catherine Bingham (8)............................        692,780             5.8%               --              6.5%
Christopher K. Mirabelli, Ph.D. (9)..............        198,510             1.6%               --                *
Yasunori Kaneko, M.D (10)........................         55,500               *                --                *
Christopher T. Walsh, Ph.D. (11).................         17,807               *                --                *
Mark Skaletsky (12)..............................         11,378               *                --                *
Walter Newman, Ph.D. (13)........................         68,016               *                --                *
Augustine Lawlor (14)............................         43,234               *                --                *
Lee Brettman M.D. (15)...........................         40,454               *                --                *
Jay Luly (16)....................................         18,019               *                --                *
All current directors and executive officers as a
group (13 persons)(17)...........................      4,621,117            37.8%          709,062             41.4%

------------------------

(1) The shares owned, and the shares included in the total number of shares outstanding, have been adjusted, and the percentage owned has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, and includes options, to the extent called for by such rule, with respect to shares of Common Stock that can be exercised within 60 days of February 26, 1999. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership of those shares. Except as set forth in the footnotes below, such shares are beneficially owned with sole investment and sole voting power.

(2) The shares owned, and the shares included in the total number of shares outstanding, have been adjusted, and the percentage owned has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, and includes shares of Series A Preferred Stock, to the extent called for by such rule, that can be converted into shares of Common Stock within 60 days of the date of this Proxy Statement. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership of those shares. Except as set forth in the footnotes below, such shares are beneficially owned with sole investment and sole voting power.

(3) Includes shares held by HealthCare Ventures III, L.P. ("HCV III"), HealthCare Ventures IV, L.P. ("HCV IV") and Healthcare Ventures V, L.P. ("HCV V"). Includes 6,500 shares of Common Stock which HealthCare Ventures LLC has the right to acquire within 60 days of February 26, 1999 upon the exercise of stock options. Mr. Cavanaugh, a director of the Company, is a general partner of the general partner of each of HCV III and HCV IV.

(4) Includes shares held by Dr. Springer's wife and the Springer Family Trust. Dr. Springer disclaims beneficial ownership of all shares owned by his wife and beneficial ownership of the shares owned by the Springer Family Trust except to the extent of his proportional interest. Includes 7,708 shares of Common stock which Dr. Springer has the right to acquire within 60 days of February 26, 1999 upon the exercise of stock options.

(5) Includes shares held by Schroder Ventures International Life Sciences Fund L.P. 1 ("Schroder 1"), Schroder Ventures International Life Science Fund L.P. 2 ("Schroder 2"), Schroder Ventures International Life Science Trust ("Schroder Trust"), and Schroder Ventures International Life Sciences Fund Co-Investment Scheme ("Schroder Co-Investment"). Includes 6,500 shares of Common Stock which Schroders PLC has the right to acquire within 60 days of February 26, 1999 upon the exercise of stock options. Ms. Catherine Bingham, a director of the Company, is a partner of Schroders PLC.

(6) Includes shares held by HCV III, HCV IV and HCV V. Mr. Cavanaugh, a director of the Company, is a general partner of the general partner of each of HCV III and HCV IV. Mr. Cavanaugh, together with, among others, Harold R. Weiner, William Crouse and Mark Leschly, the other general partners of the general partner of HCV III, HCV IV and HCV V, share voting and investment control with respect to the shares owned by HCV III, HCV IV and HCV V. Also includes 6,500 shares of Common Stock which Health Care Ventures LLC has the right to acquire within 60 days of February 26, 1999 upon the exercise of stock options. Mr. Cavanaugh may be deemed to beneficially own the shares held by HCV III, HCV IV and HCV V, although he disclaims beneficial ownership except to the extent of his proportional ownership interests. Mr. Cavanaugh does not own any shares of stock in his individual capacity.

(7) Includes 6,500 shares of Common Stock which Dr. Peretz has the right to acquire within 60 days of February 26, 1999 upon the exercise of stock options.

(8) Includes shares held by Schroder 1, Schroder 2, Schroder Trust and Schroder Co-Investment. Ms. Bingham, a director of the Company, is partner Schroders PLC. Also includes 6,500 shares of Common Stock which Schroders PLC has the right to acquire within 60 days of February 26, 1999 upon the exercise of stock options. Ms. Bingham may be deemed to beneficially own the shares held by Schroder 1, Schroder 2, Schroder Trust, Schroder Co-Investment and Schroders PLC, although she disclaims beneficial ownership except to the extent of her proportional ownership interest. Ms. Bingham does not own any shares of Common Stock in her individual capacity.

(9) Includes 107,593 shares of Common Stock which Dr. Mirabelli has the right to acquire within 60 days of February 26, 1999 upon the exercise of stock options.

(10) Includes 5,500 shares of Common Stock which Dr. Kaneko has the right to acquire within 60 days of February 26, 1999 upon the exercise of stock options.

(11) Includes 8,938 shares of Common Stock which Dr. Walsh has the right to acquire within 60 days of February 26, 1999 upon the exercise of stock options.

(12) Includes 11,378 shares of Common Stock which Mr. Skaletsky has the right to acquire within 60 days of February 26, 1999 upon the exercise of stock options.

(13) Includes 43,627 shares of Common Stock which Dr. Newman has the right to acquire within 60 days of February 26, 1999 upon the exercise of stock options. Also includes shares held by the Newman Family Trust. Dr. Newman disclaims beneficial ownership of all shares owned by the Newman Family Trust.

(14) Includes 43,234 shares of Common Stock which Mr. Lawlor has the right to acquire within 60 days of February 26, 1999 upon the exercise of stock options.

(15) Includes 40,454 shares of Common Stock which Dr. Brettman has the right to acquire within 60 days of February 26, 1999 upon the exercise of stock options.

(16) Includes 18,019 shares of Common Stock which Dr. Luly has the right to acquire within 60 days of February 26, 1999 upon the exercise of stock options.

(17) Includes 305,951 shares of Common Stock which the directors and officers have the right to acquire within 60 days of February 26, 1998 upon the exercise of stock options.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

    All members of the Board of Directors hold their positions until each annual meeting of stockholders and until their successors have been duly elected and qualified. The Board of Directors has nominated the current members (the "Nominees") for reelection as directors of the Company to hold office until the annual meeting of stockholders to be held in 2000 and until their respective successors have been duly elected and qualified. In the event any of the Nominees shall be unable or unwilling to serve as a director, discretionary authority is reserved to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any of the Nominees will be unable or unwilling to serve.

    The affirmative vote of a plurality of the shares of Common Stock present at the Meeting, in person or by proxy, is required for the election of the directors.

INFORMATION AS TO DIRECTORS AND NOMINEES FOR DIRECTOR

    The names of the directors of the Company (including the Nominees for reelection as directors at the Meeting), their ages, their position(s) with the Company, the year in which each first became a director, the principal occupation and employment of each during at least the last five years, and other directorships, if any, of each are shown below.

NAME                                               AGE                    POSITION(S) HELD                 DIRECTOR SINCE
---------------------------------------------      ---      ---------------------------------------------  ---------------
Christopher K. Mirabelli, Ph.D...............          44   Chairman of the Board of Directors, President          1993
                                                              and Chief Executive Officer
Catherine Bingham............................          32   Director                                               1994
Yasunori Kaneko, M.D.........................          45   Director                                               1998
James H. Cavanaugh...........................          62   Director                                               1998
Martin Peretz, Ph.D..........................          58   Director                                               1993
Mark Skaletsky...............................          50   Director                                               1996
Timothy A. Springer, Ph.D....................          50   Director                                               1997
Christopher T. Walsh, Ph.D...................          54   Director                                               1996

    DR. MIRABELLI has served as Chairman of the Board of Directors, President and Chief Executive Officer since July 1993. Dr. Mirabelli was a founder of Isis Pharmaceuticals, Inc., a biotechnology company, where he served as Executive Vice President from 1992 to 1993, Senior Vice President of Research and Preclinical Development from 1991 to 1992, and Vice President of Research from 1989 to 1991. From 1981 to 1989, Dr. Mirabelli served in various positions at SmithKline & French Laboratories, most recently as Director of Molecular Pharmacology. Dr. Mirabelli received his B.S. in Biology from the State University of New York at Fredonia and his Ph.D. in Pharmacology from Baylor College of Medicine.

    MS. BINGHAM has served as a Director since September 1994. Since 1991, Ms. Bingham has served as a Partner at Schroder Ventures, a venture capital management company. Ms. Bingham received her first class degree in Biochemistry from the University of Oxford and her M.B.A. from Harvard Business School.

    DR. KANEKO has served as a Director since February 1998. Since 1992, Dr. Kaneko has served as Vice President, Business Development of Tularik, Inc., a biotechnology company. From 1991 to 1992, Dr. Kaneko was the Senior Vice President and Chief Financial Officer of Isis Pharmaceuticals, Inc., a biotechnology company. Dr. Kaneko has also served in several product marketing positions at Genentech, Inc. and as the head of Corporate Finance of Paribus Capital Markets, Ltd., an investment banking group. Dr. Kaneko received his M.D. from Keio University School of Medicine and his M.B.A. from Stanford University.

    MR. CAVANAUGH has served as a Director since October, 1998. Since their respective dates of inception to the present, Mr. Cavanaugh has served as a general partner of HealthCare Partners III, L.P., HealthCare Partners IV, L.P., and HealthCare Partners V, L.P., each of which is the general partner, respectively, of HealthCare Ventures III, L.P., HealthCare Ventures IV, L.P., and HealthCare Partners V, L.P., and as a principal of HealthCare Investment Corporation LLC, a venture capital management company. He is a member of the Board of Directors of Human Genome Sciences, Inc., 3-Dimensional Pharmaceuticals, Inc., Shire Pharmaceuticals Group PLC, Diversa Corp., and MedImmune, Inc. Mr. Cavanaugh received his Ph.D. and masters degree from the University of Iowa and his B.S. from Fairleigh Dickinson University.

    DR. PERETZ has served as a Director since September 1993. Since 1974, Dr. Peretz has served as the Editor-in-Chief of THE NEW REPUBLIC, and has been a faculty member of the Social Studies Department at Harvard University since 1965. He is a member of the Board of Directors of The Street.com, a financial daily on the World Wide Web. He serves on the Board of Directors of ten mutual funds managed by the Dreyfus Corporation. Dr. Peretz received his B.A. in History from Brandeis University and his Ph.D. in Government from Harvard University.

    MR. SKALETSKY has served as a Director since December 1996. Since 1993, Mr. Skaletsky has served as President and Chief Executive Officer of GelTex Pharmaceuticals, Inc., a biotechnology company. Previously, he served as Chairman and Chief Executive Officer of Enzytech, Inc., and Opta Food Ingredients, Inc., each a biotechnology company. Mr. Skaletsky also served as President and Chief Operating Officer of Biogen, Inc., a biotechnology company. He is a member of the Board of Directors of Isis Pharmaceuticals, Inc., a biotechnology company, and Microcide Pharmaceuticals. Mr. Skaletsky is currently serving as president of the Massachusetts Biotechnology Council and is a member of the Board of Directors of the Biotechnology Industry Organization. Mr. Skaletsky received his B.S. in Finance from Bentley College.

    DR. SPRINGER has served as a Director since December 1997 and is the Founder of the Company. Since 1989, Dr. Springer has served as the Latham Family Professor, Harvard Medical School, Department of Pathology and at the Center for Blood Research. He is a member of the National Academy of Sciences. Dr. Springer received his B.S. in Biochemistry from the University of California, Berkeley and his Ph.D. in Biochemistry and Molecular Biology from Harvard University.

    DR. WALSH has served as a Director since January 1996. Since 1991, Dr. Walsh has served as Hamilton Kuhn Professor of Biological Chemistry and Molecular Pharmacology at Harvard Medical School. From 1987 to 1995, he was Chairman of the Harvard Medical School Biological Chemistry and Molecular Pharmacology Department. Dr. Walsh received his A.B. in Biology from Harvard University and his Ph.D. in Life Sciences from Rockefeller University.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

    The Board of Directors has an Audit Committee, which met one time during the 1998 fiscal year. The functions of the Audit Committee include (1) making recommendations to the Board of Directors with respect to the engagement of the independent auditors; (2) reviewing the audit plans developed by the independent auditors for the annual audit of the Company's books and records and the results of such audit; (3) reviewing the annual financial statements; (4) reviewing the professional services provided by the independent auditors and the auditors' independence; and (5) reviewing the adequacy of the Company's system of internal controls and the responses to management letters issued by the independent auditors. The members of the Audit Committee during the 1998 fiscal year were Ms. Bingham and Mr. Skaletsky.

    The Board of Directors has a Compensation Committee, which met two times during the 1998 fiscal year. The Compensation Committee's principal functions are to review and approve salary plans and bonus awards, as well as other forms of compensation, and to administer the Company's 1993 Amended and Restated Stock Option Plan (the "1993 Plan"), pursuant to the terms of such plan. The members of the

Compensation Committee during the 1998 fiscal year were Mr. Littlechild, Dr. Peretz, Dr. Kaneko and Mr. Cavanaugh. At the end of the 1998 fiscal year, the Compensation Committee was composed of Mr. Cavanaugh, Dr. Peretz and Dr. Kaneko.

    During the 1998 fiscal year, the Board of Directors held 5 meetings. Each director attended more than seventy-five percent (75%) of the Board meetings and the meetings of Board committees on which he or she served.

COMPENSATION OF DIRECTORS

    Dr. Mirabelli is a director who is a full-time officer of the Company; he receives no additional compensation for serving on the Board of Directors or its committees. No other director is a full-time officer of the Company. In 1998, the following Directors received the compensation indicated in the table below:

                          DIRECTOR COMPENSATION TABLE

                                                                                 STOCK OPTION
                                                                                    GRANTS
                                                                                  (FOR SHARES
                                                      CONSULTING     DIRECTOR         OF
NAME                                                     FEES          FEES      COMMON STOCK
----------------------------------------------------  -----------  ------------  -------------
Dr. Springer........................................   $ 113,124    $   12,083        13,333
Dr. Walsh...........................................   $   5,000    $   13,750         6,500
Ms. Bingham.........................................          --    $   13,750         6,500*
Mr. Peretz..........................................          --    $   13,750         6,500
Messrs. Littlechild and Cavanaugh***................          --    $   13,750         6,500**
Mr. Skaletsky.......................................          --    $   11,667         6,500
Mr. Kaneko..........................................          --    $   11,250         5,500

------------------------

*   Stock options granted in the name of: Schroders Ventures.

**  Stock options granted in the name of: Healthcare Ventures.

*** Mr. Cavanaugh has replaced Mr. Littlechild as a director.

    Pursuant to the 1993 Plan, each director who is not an officer or an employee of the Company is granted automatically a stock option exercisable for 5,000 shares of Common Stock at fair market value each time that he or she is serving as a director on the business day immediately following an annual meeting of stockholders. This option vests in four equal quarterly installments commencing on the last business day of the first full fiscal quarter following an annual meeting of stockholders.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information with respect to the annual and long-term compensation paid by the Company during the fiscal year ended December 31, 1998 to the Chief Executive Officer and its other four most highly compensated executive officers (the "Named Executive Officers") whose 1998 compensation exceeded $100,000, and compensation received by each such individual for the Company's prior year:

                           SUMMARY COMPENSATION TABLE

                                                               ANNUAL COMPENSATION
                                             --------------------------------------------------------   SECURITIES
                                                                                     OTHER ANNUAL       UNDERLYING
NAME AND PRINCIPAL POSITION                    YEAR     SALARY($)(1) BONUS($)(2)  COMPENSATION($)(3)    OPTIONS(#)
-------------------------------------------  ---------  -----------  -----------  -------------------  -------------
Christopher K. Mirabelli...................       1998   $ 261,072    $  52,214            6,392            28,500
  President, Chief Executive Officer and          1997     233,000       46,620            7,820            39,700
  Chairman of the Board of Directors              1996     222,000       39,960            8,097            50,914
Lee Brettman...............................       1998     202,330       34,238            6,345            15,400
  Vice President, Pharmaceutical                  1997     190,000       21,000            6,120            50,776
  Development: Clinical Affairs and Medical       1996     175,000       17,500            6,446            20,426
  Affairs
Walter Newman..............................       1998     195,605       31,152            6,331            13,200
  Vice President, Research and Discovery          1997     166,000       20,020            6,120            36,670
                                                  1996     140,000       16,800            6,355            38,109
Augustine Lawlor...........................       1998     188,070       41,184            6,323            17,600
  Vice President, Corporate Development and       1997     154,000       22,800            6,120           117,832
  Chief Financial Officer                         1996          --           --               --                --
Jay Luly...................................       1998     188,573       31,909            6,322            15,400
  Vice President, Drug Discovery                  1997     144,773       18,000            3,060           109,165
                                                  1996          --           --               --                --

------------------------

(1) Salary includes amounts, if any, deferred pursuant to the Company's 401(k) Plan, and excludes bonus.

(2) Bonus amounts were accrued but were not paid until the first quarter of the next fiscal year.

(3) Other Annual Compensation consists of health and life insurance premiums paid by the Company on behalf of the Named Executive Officer.

    The following table sets forth certain information with respect to grants of stock options under the Company's 1993 Plan to the Named Executive Officers during the year ended December 31, 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                             POTENTIAL
                                                                                                             REALIZABLE
                                                                INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                                            ---------------------------------------------------------      ANNUAL RATE OF
                                              NUMBER                                                        STOCK PRICE
                                                OF        PERCENT OF TOTAL                                APPRECIATION FOR
                                            SECURITIES     OPTIONS GRANTED                                OPTIONS TERM(2)
                                            UNDERLYING     TO EMPLOYEES IN     EXERCISE   EXPIRATION   ----------------------
NAME:                                       OPTIONS(1)       FISCAL YEAR      PRICE $/SH     DATE          5%         10%
------------------------------------------  -----------  -------------------  ----------  -----------  ----------  ----------
Christopher K. Mirabelli(3)...............      28,500             6.07%      $  10.0625   12/31/08    $  180,355  $  457,055
Lee Brettman (3)..........................      15,400             3.28%         10.0625   12/31/08        97,455     246,970
Walter Newman(3)..........................      13,200             2.81%         10.0625   12/31/08        83,533     211,689
Augustine Lawlor(3).......................      17,600             3.75%         10.0625   12/31/08       111,377     282,252
Jay Luly(3)...............................      15,400             3.28%         10.0625   12/31/08        97,455     246,970

------------------------

(1) Represents incentive stock options granted under the Stock Option Plan to each of the individuals listed above. Each option has a maximum term of 10 years from the date of grant, subject to earlier termination in the event of the optionee's cessation of service with the Company. All of these options are exercisable during the holder's lifetime only by the holder; they are exercisable by the holder only while the holder is an employee of the Company and for certain limited periods of time thereafter in the event of termination of employment.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based upon assumed appreciation rates of five percent and ten percent in the fair market value of shares of Common Stock from the fair market value on the date of grant, which rates are set by the Securities and Exchange Commission and compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of option exercise prices, but do not include deductions for taxes or other expenses associated with the exercises. Actual gains, if any, are dependent on the performance of the Common Stock and the date on which the option is exercised. There can be no assurance that the amounts reflected will be achieved or will otherwise be indicative of the actual amounts received, if any.

(3) Represents incentive stock options granted under the Stock Option Plan to each of the individuals listed above for the fiscal year ended December 31, 1998. Each option becomes exercisable in four equal annual installments commencing on the anniversary of the grant date.

    The following table sets forth information with respect to (i) the number of unexercised options held by the Named Executive Officers as of December 31, 1998 and (ii) the value of unexercised in-the-money options (options for which the fair market value of the Common Stock exceeds the exercise price) as of December 31, 1998.

                      OPTION EXERCISES IN LAST FISCAL YEAR

                                                                        NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                                       UNDERLYING UNEXERCISED        IN-THE-MONEY
                                                 SHARES       VALUE          OPTIONS AT               OPTIONS AT
                                               ACQUIRED ON  REALIZED    DECEMBER 31, 1998(#)    DECEMBER 31, 1998($)(1)
NAME                                           EXERCISE(#)   ($)(1)    EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
---------------------------------------------  -----------  ---------  -----------------------  -----------------------
Christopher K. Mirabelli.....................      --          --             98,365/85,383           709,325/118,614
Walter Newman................................                  --             38,768/61,406           203,772/107,704
Lee Brettman.................................      --          --             39,549/71,443           224,476/152,011
Augustine Lawlor.............................      --          --             43,234/92,198           148,026/202,660
Jay Luly.....................................                                18,019/106,546            39,682/207,236

------------------------

(1) Based upon the difference between the exercise price of each option and the last sales price of the Common Stock as reported on the Nasdaq--National Market System as of December 31, 1998 of $10.0625 per share.

                         COMPENSATION COMMITTEE REPORT
                       ON EXECUTIVE OFFICER COMPENSATION

COMPENSATION PHILOSOPHY AND OBJECTIVES

    The Company's compensation philosophy is that executive officer compensation should reflect the value created and protected for stockholders, while furthering the Company's short and long-term strategic goals and values by aligning compensation with business objectives and individual performance. Short and long-term compensation should provide an incentive for the achievement of strategic goals, be tied to the Committee's subjective determination of the quarterly performance and attract and retain qualified executive officers essential to the long-term success of the Company. Accordingly, the Company's executive officer compensation package consists of three primary components: base salary, annual cash bonuses and grants of stock options.

    Given that the Company is in the process of developing its initial products, the Committee does not believe that the use of profit levels as a measure of the Company's achievements or as a basis for compensation decisions is appropriate. However, the ability to control losses without compromising the progress of the Company's product development programs is considered by the Committee.

    In evaluating its executive officers' performance, the Company generally follows the process outlined below:

    - The Chief Executive Officer submits for the Committee's consideration at the end of the fiscal year the amount of proposed compensation (following fiscal year base salary, current fiscal year cash bonus and stock option awards) for himself and for the Company's other executive officers. The factors considered by the Chief Executive Officer in making his recommendations to the Committee are the Board of Directors' evaluation of the Company's success in meeting its strategic objectives during the most recent fiscal year and the Chief Executive Officer's subjective evaluation of each executive officer's individual performance relative to a set of pre-determined individual performance objectives.

    - The Committee acts upon the recommendations made with respect to the executive officers after weighing the Board of Directors' evaluation of the Company's overall achievements for the year, the Chief Executive Officer's discussion of each executive officer's individual performance for the year and each executive officer's current level of compensation. The Committee members, based upon their active professional involvement with other companies within the Company's industry, are also able to assess whether proposed compensation levels are in keeping with industry norms.

    - The Committee applies the same criteria in evaluating the Chief Executive Officer's cash compensation as that applied to the other executive officers of the Company as previously explained.

COMPENSATION FOR FISCAL 1998

CHIEF EXECUTIVE OFFICER COMPENSATION

    In December 1997, the Compensation Committee set Dr. Mirabelli's 1998 annual base salary at $261,072. This increase represented a $28,072 increase or 12% over the prior year's base salary. The Committee performed a comprehensive review of the compensation paid to chief executive officers in other companies and concluded that Dr. Mirabelli's compensation is within the range of base salaries paid to chief executive officers of comparable companies.

    In December 1998, the Compensation Committee determined that Dr. Mirabelli achieved the major objectives of the previous year and awarded Dr. Mirabelli a bonus accordingly. Actual bonus granted to Dr. Mirabelli for fiscal 1998 was $52,214, which was paid in January 1999, and stock options to purchase 28,500 shares of Common Stock.

REPORT ON EXECUTIVE COMPENSATION

    In December 1997, Dr. Mirabelli recommended and the Committee accepted base salary increases for the executive staff of up to 10%. The increases were determined after reviewing performance against goals and objectives set for the year and also against salaries of similar positions in comparable companies.

    The executive officers' stock options awarded to executive officers other than Dr. Mirabelli during the year amounted to 61,600 shares of Common Stock. See table entitled "Option Grants in the Last Fiscal Year" for further detail.

CONCLUSION

    The Company does not believe that section 162(m) of the Internal Revenue Code, which disallows a tax deduction for certain compensation in excess of $1 million, will generally have an effect on the Company.

    The Compensation Committee believes that the total 1998-related compensation of the Chief Executive Officer and each of the executive officers, as described above, is fair and is within the range of compensation for executive officers in similar positions at comparable companies.

                                          COMPENSATION COMMITTEE
                                          James Cavanaugh
                                          Martin Peretz
                                          Yasunori Kaneko

                          CORPORATE PERFORMANCE GRAPH

    The following graph compares the performance of the Company's Common Stock to the Nasdaq Stock Market (U.S. Companies) Index and to the Nasdaq Biotechnology Index since August 15, 1997. The comparison assumes $100 was invested on August 15, 1997 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                          CORPORATE PERFORMANCE GRAPH

                COMPARISON OF 16 MONTH CUMULATIVE TOTAL RETURN*
          Among LeukoSite, Inc., The Nasdaq Stock Market (U.S.) Index
                      and The Nasdaq Pharmaceutical Index

                             [PLOTPOINTS IN EDGAR]

                                                     CUMULATIVE TOTAL RETURN
                                ------------------------------------------------------------------
                                8/15/97   8/97   9/97   10/97   11/97   12/97   1/98   2/98   3/98
LEUKOSITE, INC.                   100      101    165    177     188     182     142    150    154
NASDAQ STOCK MARKET (U.S.)        100      100    106    100     101      99     102    112    116
NASDAQ PHARMACEUTICAL             100       99    109    104     100      98      97    100    108


                              4/98   5/98   6/98   7/98   8/98   9/98   10/98   11/98   12/98
LEUKOSITE, INC.                140    125    123    131    123    125    132     213     168
NASDAQ STOCK MARKET (U.S.)     118    112    119    118     95    108    112     124     139
NASDAQ PHARMACEUTICAL          105    101    100    101     77     94    101     106     125

                                 PROPOSAL NO. 2
                    RATIFICATION OF ADOPTION AND APPROVAL OF
                       AMENDMENT TO AMENDED AND RESTATED
                             1993 STOCK OPTION PLAN

    On February 18, 1999, the Company's Board of Directors, subject to stockholder approval, adopted and approved an amendment to the Company's Amended and Restated 1993 Stock Option Plan (the "1993 Plan") for the purpose of increasing the number of shares of Common Stock authorized for issuance under the 1993 Plan from 2,125,000 shares to 2,575,000 shares.

    The Board of Directors believes that an increase in the number of shares available for issuance under the 1993 Plan will enable the Company to meet industry norms and to continue to attract and retain key employees, officers and directors essential to the long-term success of the Company. By encouraging stock ownership by key employees, officers and directors of the Company and its subsidiaries, the Company is providing additional incentives for them to promote the success of the Company's business.

    The discussion below provides a summary description of certain provisions of the 1993 Plan, as amended, and a brief and general description of the Federal income tax rules applicable to incentive stock options and nonqualified stock options granted under the 1993 Plan.

    The Plan provides for grants of stock options intended to qualify for preferential tax treatment (the "Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonstatutory stock options that do not qualify for such treatment. All employees of the Company are eligible for stock options under the 1993 Plan in amounts and at prices determined by the Compensation Committee, provided that, in the case of Incentive Stock Options, the price will not be less than 100% of the fair market value of the Common Stock on the date of grant, or not less than 110% of the fair market value of the Stock on the grant date if the optionee owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock.

    Each director who is not an officer or employee of the Company (a "Non-Employee Director") who is serving as a director on the business day immediately following an annual meeting of stockholders will be automatically granted on such business day a stock option exercisable for 5,000 shares of Common Stock at fair market value, which will become exercisable in four equal installments on the last business day of each fiscal quarter, provided that the optionee remains a director on that date.

    The 1993 Plan is administered by the Compensation Committee. The Compensation Committee selects participants (other than for automatic grants to Non-Employee Directors as set forth in the 1993 Plan) and, in a manner consistent with the terms of the 1993 Plan, determines the number and duration of the options to be granted and the terms and conditions of the option agreements. The Compensation Committee has the right to alter, amend or revoke the 1993 Plan.

    The Plan provides that each outstanding option will immediately become fully exercisable upon a "Change in Corporate Control" of the Company, as defined in the 1993 Plan. A "Change in Corporate Control" includes the date on which any third party (as hereinafter defined), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) directly or indirectly, of more than 25% of the Common Stock outstanding at the time, without the prior approval of the Company's Board of Directors. A "third party" for purposes of the foregoing means any "person" (as defined in Section 13(d) of the Exchange Act), other than the Company or a subsidiary or employee benefit plan or trust maintained by the Company or any of its subsidiaries together with any of such person's "affiliates" and "associates" as defined in Rule 12b-2 under the Exchange Act.

    A total of 2,125,000 shares of Common Stock of the Company is currently reserved for issuance under the 1993 Plan. The maximum number of shares that may be subject to stock options granted to any person (including Non-Employee Directors) under the 1993 Plan in a given year is 500,000 shares.

    Incentive Stock Options granted under the plan are not transferable except by will or the laws of descent and distribution and may be exercised during the life of the optionee only by the optionee. Nonstatutory stock options granted under the 1993 Plan are not transferable except by will or the laws of descent and distribution and except that nonstatutory stock options may be transferred if and to the extent authorized by the Compensation Committee.

    The following table sets forth information as of February 28, 1999 with respect to stock options which have been granted since the 1993 Plan was adopted by the Company to (i) each of the Company's Chief Executive Officer and the other executive officers of the Company named in the Summary Compensation Table,
(ii) all current executive officers of the Company as a group, (iii) all current directors of the Company, (iv) all current directors of the Company, other than those who are executive officers, as a group, and (v) all employees of the Company, excluding executive officers, as a group since the 1993 Plan was adopted by the Company.

                         OPTION GRANTS UNDER 1993 PLAN

                                                                                                       OPTIONS
NAME                                                                                                  (SHARES)
-------------------------------------------------------------------------------------------------  ---------------
Christopher K. Mirabelli, Ph.D...................................................................        194,723
Augustine Lawlor.................................................................................        135,432
Walter Newman, Ph.D..............................................................................        100,174
Lee Brettman, M.D................................................................................        110,992
Jay Luly, Ph.D...................................................................................        124,565
Ms. Bingham......................................................................................         6,500*
Yasunori Kaneko, M.D.............................................................................          5,500
Messrs. Littlechild and Cavanaugh**..............................................................       6,500***
Martin Peretz, Ph.D..............................................................................          6,500
Mark Skaletsky...................................................................................         16,256
Timothy A. Springer, Ph.D........................................................................         13,333
Christopher T. Walsh, Ph.D.......................................................................         21,134
All directors of the Company, excluding executive officers, as a group...........................         75,723
All employees of the Company, excluding executive officers, as a group(1)........................      1,117,380

------------------------

*   Granted in the name of Schroders Ventures.

**  Mr. Cavanaugh has replaced Mr. Littlechild as a director.

*** Granted in the name of HealthCare Ventures LLC.

(1) Does not include 162,867 shares of Common Stock subject to stock options previously granted to former employees that were forfeited upon termination of their employment.

    The affirmative vote of the holders of a majority of the shares of Common Stock voted on the issue at the Meeting, in person or by proxy, is required to ratify the adoption and approval by the Board of Directors of the amendment to the 1993 Plan. If the proposal to ratify the amendment to the 1993 Plan is not approved at the Meeting, the 1993 Plan, as previously adopted by the Board of Directors and ratified by the shareholders, will remain in full force and effect.

    THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF. Unless authority to do so is withheld, the persons named in each proxy will vote the shares represented thereby "FOR" the approval of the Amendment.

                                 PROPOSAL NO. 3
                     APPROVAL AND AUTHORIZATION TO CONVERT
           OUTSTANDING SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK
              INTO COMMON STOCK AND TO ISSUE ADDITIONAL SHARES OF
                        COMMON STOCK IN CONNECTION WITH
                  THE ACQUISITION (BY MERGER) OF CYTOMED, INC.

    At the Meeting and in connection with the February 11, 1999 acquisition (by merger) (as described below) of CytoMed, Inc. ("CYTOMED"), the stockholders of the Company will vote to approve and authorize (1) the conversion into shares of Common Stock of all of the outstanding shares of the Company's Series A Convertible Preferred Stock, $.01 par value per share (the "SERIES A PREFERRED STOCK"), which were issued to the former shareholders of CytoMed (the "CytoMed Shareholders") in connection with the CytoMed acquisition, and (2) the issuance of up to an additional 715,313 shares of the Common Stock to the CytoMed Shareholders, as additional consideration for the CytoMed acquisition, if and when the Company receives certain cash payments or certain drug development milestones are achieved with respect to certain CytoMed product candidates.

    On February 11, 1999, the Company acquired CytoMed by means of a merger (the "MERGER") of LeukoSite Merger Corporation, a wholly-owned subsidiary of the Company, with and into CytoMed, pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated as of January 4, 1999 (the "AGREEMENT"), between the Company and CytoMed. As a result of the Merger, CytoMed became a wholly-owned subsidiary of the Company and the Company issued to the CytoMed Shareholders, as part of the consideration payable by the Company in connection with the Merger, 935,625 shares of Series A Preferred Stock (the "Series A Preferred Shares"). Under the terms of the Agreement, the Company is also required to issue 631,313 shares of Common Stock to CytoMed Shareholders upon receipt of a $6 million payment due to CytoMed from UCB Pharma in October 1999. In addition, CytoMed Shareholders may receive up to $23.5 million in cash and an additional 84,000 shares of Common Stock upon the achievement of certain drug development milestones related to certain CytoMed product candidates.

    The Series A Preferred Shares do not have any voting rights. The terms of the Series A Preferred Stock provide that each outstanding share of Series A Preferred Stock will automatically convert into a share of Common Stock if and when the Company obtains stockholder approval for such conversion. As of the date of this Proxy Statement, there were 935,625 shares of Series A Preferred Stock issued and outstanding and, in the event that this Proposal 3 is approved by the stockholders at the Meeting, all of such 935,625 shares of Series A Preferred Stock will automatically convert into 935,625 shares of Common Stock.

    Stockholder approval of Proposal 3 is required by Nasdaq Marketplace Rule 4460(i)(1)(C)(i). In accordance with Nasdaq Marketplace Rule 4460(i)(1)(C)(i), the Company is required to obtain stockholder approval if any director, officer or substantial shareholder of the Company has a 5 percent or greater interest (or such persons collectively have a 10 percent or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction and the present or potential issuance of common stock, or securities convertible into or exerciseable for common stock, could result in an increase in outstanding common shares or voting power of five percent or more. At the time of the acquisition of CytoMed by the Company, HealthCare Ventures beneficially owned 14.8% of the outstanding CytoMed stock and 20.8% of the outstanding Common Stock of the Company, and Schroders PLC beneficially owned 11.3% of the outstanding CytoMed stock and 5.8% of the outstanding Common Stock of the Company.

    The issuance of the Series A Preferred Shares pursuant to the Merger did not require approval of the stockholders under Nasdaq Marketplace Rule 4460(i)(1)(C)(i) because the issuance of the Series A Preferred Shares, being shares of non-voting preferred stock, did not result in any increase in outstanding

Common Stock or in voting power of the Company. However, the issuance of shares of Common Stock upon conversion of the Series A Preferred Shares and, if there were any such conversion of the Series A Preferred Shares into shares of Common Stock, the potential issuance of additional shares of Common Stock in accordance with the terms of the Agreement upon the occurrence of certain contingent events, would require approval of the stockholders of the Company under Nasdaq Marketplace Rule 4460(i)(1)(C)(i) because such events would meet all of the conditions Nasdaq Marketplace Rule 4460(i)(1)(C)(i), including the condition that there be an increase in outstanding Common Stock or in voting power of the Company of five percent or more.

    Accordingly, the Company is seeking stockholder approval and authorization of (1) the conversion into shares of Common Stock of all of the outstanding Series A Preferred Shares and (2) the issuance of up to an additional 715,313 shares of Common Stock to the CytoMed Shareholders, as additional consideration for the CytoMed acquisition, if and when the Company receives certain cash payments or certain drug development milestones are achieved with respect to certain CytoMed product candidates.

    THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF. Unless authority to do so is withheld, the persons named in each proxy will vote the shares represented thereby "FOR" the approval of the proposal.

                              CERTAIN TRANSACTIONS

    In July 1998, the Company sold an aggregate of 1,967,169 shares of Common Stock, at $6.00 per share, to a group of new and existing investors, including HealthCare Ventures V, the Schroders Group and Rho Management, for an aggregate purchase price payable to the Company of $11,803,014.

    In December 1998, the Company entered into a research collaboration agreement with Warner-Lambert Company, an existing investor, relating to two development targets. The Company will be entitled to receive payments upon the achievement of milestones and is committed to providing certain levels of funding and other resources to support the collaborative research.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors, its executive (and certain other) officers, and any persons holding more than ten percent of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates during 1998. All of these filing requirements were satisfied by its directors, officers and ten percent holders. In making these statements, the Company has relied upon the written representations of its directors, officers and its ten percent holders and copies of the reports that they have filed with the Commission.

                             STOCKHOLDER PROPOSALS

    All stockholder proposals that are intended to be presented at the 2000 Annual Meeting of Stockholders of the Company must be received by the Company not later than December 31, 1999, for inclusion in the Board of Directors' proxy statement and form of proxy relating to the Meeting.

                                 OTHER BUSINESS

    Representatives of Arthur Andersen LLP are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

    The Board of Directors knows of no other business to be acted upon at the Meeting. However, if any other business properly comes before the Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

    The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Meeting, please sign the proxy and return it in the enclosed envelope.

LEUKOSITE, INC.


Proxy solicited by the Board of Directors for

1999 Annual Meeting of Stockholders on May 25, 1999

    The undersigned hereby appoints Christopher K. Mirabelli and Augustine Lawlor and each of them proxies, each with power of substitution, to vote at the 1999 Annual Meeting of Stockholders of LEUKOSITE, INC., to be held on May 25, 1999 (including any adjournments or postponements thereof), with all the powers the undersigned would possess if personally present, as specified on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

    This proxy when properly executed will be voted in the manner directed herein by the stockholder. If no contrary specification is made, this proxy will be voted FOR the election of the nominees of the Board of Directors, FOR the proposal to ratify the amendment to the Amended and Restated 1993 Stock Option Plan and FOR the approval of the conversion of all outstanding shares of Series A Preferred Stock into an equal number of shares of Common Stock and the potential issuance of up to an additional 715,313 shares of Common Stock (if and when The Company receives certain payments and achieves certain milestones) to former shareholders of CytoMed, Inc., and upon such other business as may properly come before the meeting in the appointed proxies' discretion.

                            (CONTINUED ON REVERSE SIDE)
--------------------------------------------------------------------------------
                                  FOLD ANDDETACHHERE


 Page

                           Please date, sign and mail your
                         proxy card back as soon as possible!


                            Annual Meeting of Stockholders
                                   LEUKOSITE, INC.

                                     May 25, 1999

                                  FOLD ANDDETACHHERE
--------------------------------------------------------------------------------



                                                       Please mark your votes as
                                                       in this example using
                                                       dark ink only.
CLEAR AREA
THE BOARD OF DIRECTORS OF LEUKOSITE RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PRELIMINARY PROXY MATERIALS
CONFIDENTIAL--FOR USE OF THE COMMISSION ONLY FOR all nominees listed below (except as withheld in the space below) WITHHOLD AUTHORITY (to vote for all nominees listed immediately below) FOR AGAINST ABSTAIN Proposal No. 1:
     ELECTIONOF
     DIRECTORS:

Proposal No. 2: AMENDMENT TO AMENDED AND RESTATED 1993 STOCK OPTION PLAN: The
     Board of Directors recommends a vote FOR the proposal to: Ratify the adoption and approval of the amendment to the Corporation's Amended and Restated 1993 Stock Option Plan. Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

Proposal No. 3: APPROVAL OF CONVERSION OF SERIES A PREFERRED SHARES INTO AND THE
     POTENTIAL ISSUANCE OF COMMON STOCK: The Board of Directors recommends a vote FOR the proposal to: Approve the conversion of all outstanding shares of Series A Preferred Stock into an equal number of shares of Common Stock and the potential issuance of up to an additional 715,313 shares of Common Stock (if and when The Company receives certain payments and achieves certain milestones) to former shareholders of CytoMed, Inc., and upon such other business as may properly come before the meeting in the appointed proxies' discretion. NOMINEES: Christopher K. Mirabelli, Ph.D., Catherine Bingham, Yasunori Kaneko, M.D., James H. Cavanaugh, Martin Peretz, M.D., Mark Skaletsky, Timothy A. Springer, Ph.D., Christopher T. Walsh, Ph.D. Please date, sign as name appears below, and return this proxy in the enclosed envelope, whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.
 The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of 1999 Annual Meeting of Stockholders and related Proxy Statement.
CLEAR AREA  Date:, 1999

Please Sign Here:________  Signature, if held jointly___  Date:_______,1999

NOTE: (EXECUTORS, ADMINISTRATORS, TRUSTEES, CUSTODIANS, ETC., SHOULD INDICATE CAPACITY IN WHICH SIGNING. WHEN STOCK IS HELD IN THE NAME OF MORE THAN ONE PERSON, EACH PERSON SHOULD SIGN THE PROXY.)